EXHIBIT 10.2

Consulting Agreement

between

Image Sensing Systems, Inc. and Arthur Bourgeois

This agreement between Image Sensing Systems, Inc. (Company) and Arthur Bourgeois (Consultant) is effective from January 2, 2007 through March 31, 2007. This agreement can be extended by the Company and both the Company and Consultant have the right to cancel provided either party provides a 30 day notice during the contracting period.

The Company will pay the Consultant a retainer of $1,000 per month and will reimburse the Consultant on all out of pocket expenses related to his consulting role. The consultant will also be paid an hourly rate of $150.00 per hour for his services during this period.

During the consulting period, the Consultant will provide to the Company’s Chief Financial Officer (CFO) basic accounting support which includes but is not limited to:

2006 Year-end financial statements

2006 Tax preparation

2006-Q4-10K

2007 Budget

CD & A Support as required by SOX

Consultant

Agreed:	/s/ Arthur Bourgeois
Arthur Bourgeois

Dated:	12-13-06

Image Sensing Systems, Inc.

Agreed:	/s/ James Murdakes
James Murdakes